Exhibit 10.8

Certain information has been excluded from this agreement (indicated by “[***]”) because such information is both (a) not material and (b) the type that the registrant customarily and actually treats as private or confidential.

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is entered into as of June 18, 2020, by and between MAPLIGHT THERAPEUTICS, INC., a Delaware corporation (“Purchaser”) and NEUROSOLIS, INC., a Wisconsin corporation (“Seller”). Purchaser and Seller are sometimes referred to individually as a “party” and collectively as the “parties”. Certain capitalized terms used in this Agreement and not defined in this Agreement are defined in Exhibit A attached to this Agreement.

RECITAL

Seller wishes to sell and transfer certain assets to Purchaser, and Purchaser wishes to purchase and acquire such assets.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

1.	PURCHASE AND SALE OF ASSETS; RELATED TRANSACTIONS.

1.1 Purchase of Assets. Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser, at the Closing (as defined below), good and valid title to the Assets (as defined below), free of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, “Assets” will include all of the tangible assets and Contracts of Seller, and all Intellectual Property Rights used or held for use by Seller, in each case, listed on Schedule 1.1 to this Agreement.

1.2	Consideration.

(a) As consideration for the sale and transfer of the Assets to Purchaser, Purchaser will deliver to Seller $25,000 in cash at Closing (the “Cash Consideration”).

(b) Purchaser will not assume, and will not be required to assume, perform or discharge, any Liabilities of Seller of any kind arising out of or resulting from ownership or operation of the Assets

1.3 Milestone Consideration.

(a) Seller shall be entitled to receive from Purchaser after the Closing additional contingent payments (each such additional payment, a “Milestone Payment” and collectively, the “Milestone Consideration”), subject to the terms and conditions of this Section 1.3.

(b) Purchaser shall pay, or cause to be paid, each Milestone Payment described below in accordance with Section 1.3(f) following the first occurrence of the corresponding event (each, a “Milestone Event”) provided that such Milestone Event occurs before its corresponding deadline (each, a “Milestone Deadline”):

Milestone Event	Milestone Deadline	Milestone Payment

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

(c) The Milestone Payments to be made in respect of Milestone #1 and Milestone #2 by Purchaser under this Section 1.3 shall be made [***]. The total Milestone Payments payable in cash under this Section 1.3 shall not exceed one hundred twenty-five thousand Dollars ($125,000). For clarity, no Milestone Payment will be due with respect to any Milestone Event that is first achieved after the applicable Milestone Deadline.

(d) Commencing upon the Closing and ending on the applicable Milestone Deadline for each Milestone Event, Purchaser shall use commercially reasonable efforts to cause each Milestone Event to be achieved; provided, that (x) upon the Closing, Purchaser shall have the right to develop any Covered Product, in any way that Purchaser deems appropriate, in its sole discretion, and (y) Purchaser shall have the exclusive right to determine the terms and conditions of the development of any Covered Product, including the determination of whether or not to develop any Covered Product, or the fields or indications for which any Covered Product may be developed. Notwithstanding anything to the contrary contained herein, the Seller acknowledges and agrees that, (i) Purchaser has no obligation to develop any Covered Product in order to expedite the achievement of any Milestone Event or to maximize the payment of any Milestone Payments, (ii) there is no assurance that the Seller will receive any Milestone Payments, (iii) Purchaser has not promised or projected any amounts to be received by the Seller in respect of any Milestone Payments, and the Seller has not relied on any statements or information provided by Purchaser with respect to the development of any Covered Product, (iv) neither Purchaser nor any Affiliate of Purchaser owes any fiduciary duty to the Seller, and (v) the parties intend the express provisions of this Agreement to govern their contractual relationship and to supersede any previous agreement or covenant of any kind and any standard of efforts or implied covenant of good faith and fair dealing that might otherwise be imposed by any court or other Governmental Body.

(e) Within [***] after the achievement of a Milestone Event or the Milestone Deadline for such Milestone Event, Purchaser shall notify the Seller whether such Milestone Event has been achieved prior to such Milestone Deadline (each such notice, “Milestone Notice”). Subject to Section 1.3(f), if the Milestone Event has been achieved prior to such Milestone Deadline, Purchaser shall, within [***] following the delivery of a Milestone Notice, pay, or cause to be paid to the Seller the Milestone Payment corresponding to the applicable Milestone Event.

(f) In the event the Company consummates a Change of Control at any time prior to the achievement of a Milestone Event for which the applicable Milestone Deadline has not occurred, the Company shall provide to Seller notice of such Change of Control, and [***], provided that [***]. The parties acknowledge and agree that any Milestone Payments [***] shall only be payable to Seller upon the achievement of the applicable Milestone Event prior to the applicable Milestone Deadline. For the avoidance of doubt, if a Milestone Event is not achieved prior to the applicable Milestone Deadline, then the Milestone Payment [***]. For purposes of this Section 1.3(f), “Change of Control” means (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; or (iii) the sale or transfer of all or substantially all of the Company’s assets, or the exclusive license of all or substantially all of the Company’s material intellectual property; provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled or converted or a combination thereof.

1.4 Transfer Taxes. Any sales, use, transfer, documentary, recording, stamp, excise and similar taxes, charges, fees or expenses that may become payable in connection with the purchase of the Assets by Purchaser or in connection with any of the other Transactions, and any interest, penalties or additions to tax with respect to this Agreement (collectively, “Transfer Taxes”), will be paid by Seller. Seller and Purchaser will use their respective commercially reasonable efforts to deliver the Assets, as appropriate, through an electronic delivery or in such other manner reasonably calculated and legally permitted, and take all other commercially reasonable actions necessary, including the filing of any elections, refund claims or other documents, to minimize or avoid the incurrence of Transfer Taxes.

1.5 Closing. The closing of the sale of the Assets to Purchaser (the “Closing”) will take place remotely by the electronic exchange of signatures or another place mutually agreed upon by the parties at 10:00 a.m. Eastern Time on the date of this Agreement (the time and date specified are referred to in this Agreement as the “Closing Date”).

1.6 Closing Obligations. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

(a) Seller will deliver to Purchaser:

(i) the Assets, free and clear of all Encumbrances, being delivered at such time and place as designated by Purchaser;

(ii) a Bill of Sale in the form of Exhibit B to this Agreement (the “Bill of Sale”), duly executed by Seller;

(iii) a Patent Assignment Agreement in the form of Exhibit C to this Agreement (the “Patent Assignment Agreement”), duly executed by Seller;

(iv) evidence, reasonably satisfactory to Purchaser, that the Board of Directors of Seller have unanimously consented to the Transactions;

(v) evidence, reasonably satisfactory to Purchaser, that the stockholders of Seller have unanimously consented to the Transactions; and

(vi) a duly executed counterpart of a consulting agreement, in form acceptable to Purchaser, executed by [***].

(b) Purchaser will deliver to Seller the Cash Consideration.

2.	REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller represents and warrants, to and for the benefit of Purchaser, as of the Closing Date, as follows:

2.1 Organization; Good Standing. Seller is a corporation duly formed and organized, validly existing and in good standing under the laws of the State of Wisconsin.

2.2 Authority; Binding Nature of Agreements. Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under each of the Transaction Agreements to which Seller is a party; and the execution, delivery and performance by Seller of such Transaction Agreements have been duly authorized by all necessary action on the part of Seller, its board of directors and its stockholders. Each such Transaction Agreement to which Seller is a party constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.3 Non-Contravention; Consents. Neither the execution, delivery or performance of any of the Transaction Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time, or both), contravene, conflict with or result in a violation of or default under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation, the imposition or creation of any Encumbrance upon any of the Assets, or the loss of any benefit under, (a) any of the provisions of the Seller’s organizational documents, (b) any resolution adopted by Seller’s board of directors or stockholders, (c) any Legal Requirement or Order to which Seller or the Assets is subject, or (d) any Governmental Authorization that is held by Seller or that otherwise relates to Seller’s business or the Assets. Seller is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of any of the Transaction Agreements, or (y) the consummation of the Transactions.

2.4 Assets. Seller is the sole and exclusive owner of the Assets, and has good, valid, marketable and transferrable title to, the Assets, free and clear of any Encumbrances. The Assets constitute all of the assets, properties and rights utilized by Seller to carry on the Program.

2.5 Intellectual Property.

(a) The Acquired Patents include all patents and patent applications owned by Seller or licensed to Seller that are related to the Program. The Acquired Patents are valid, subsisting and enforceable (except with respect to applications, which are subsisting). No Legal Proceeding is pending or, to the knowledge of Seller, is threatened that challenges the validity, enforceability, inventorship, patentability, or ownership of any Acquired Patent.

(b) Seller has not infringed, misappropriated, or otherwise violated or made unlawful use of the Intellectual Property Rights of any other Person in the performance of the Program, and Seller has never received any notice or other communication (in writing or otherwise) relating to any actual, alleged, or suspected infringement, misappropriation, or violation by Seller of any Intellectual Property Right of another Person in connection with performance of the Program.

(c) The Acquired Patents have been and continue to be timely prosecuted in accordance with applicable Legal Requirements (including duties of disclosure, candor and good faith), all necessary maintenance fees, annuities and renewals have been timely paid to continue all such rights in effect, and none of the Acquired Patents have expired, lapsed, been declared invalid (in whole or in part), or been declared unenforceable by any Governmental Body.

2.6 Liabilities. Seller has not, at any time, (a) made a general assignment for the benefit of creditors, (b) filed, or had filed against it, any bankruptcy petition or similar filing, (c) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (d) admitted in writing its inability to pay its debts as they become due, (e) been convicted of, or pleaded guilty or no contest to, any felony or (f) taken or been the subject of any action that would reasonably be expected to have a material adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transaction Agreements.

2.7 Compliance with Legal Requirements. Seller is, and has at all times been, in compliance with all applicable Legal Requirements in all material respects. No event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time, or both) constitute or result directly or indirectly in a violation by Seller of, or a failure on the part of Seller to comply with, any applicable Legal Requirement. Seller has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any, corrective or response action of any nature.

2.8 Legal Proceedings; Orders. There is no pending Legal Proceeding and, to Seller’s knowledge, no Person has threatened to commence any Legal Proceeding: (a) related to Seller or the Assets; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. There is no Order to which Seller or the Assets are subject.

2.9 Accredited Investor2.10 .. Seller is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

2.11 Compliance with Regulation D2.12 . Seller is aware that the Common Stock to be issued pursuant to the transactions contemplated by this Agreement shall constitute “restricted securities” within the meaning of the Securities Act. At no time was Seller or any of its affiliates solicited by means of general advertising or general solicitation in connection with this Agreement or the transactions contemplated by this Agreement.

3.	REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser represents and warrants, to and for the benefit of Seller, as of the Closing Date, as follows:

3.1 Organization; Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2 Authority; Binding Nature of Agreement. Purchaser has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under each of the Transaction Agreements to which Purchaser is a party, and the execution, delivery and performance by Purchaser of each such Transaction Agreement has been duly authorized by all necessary action on the part of Purchaser. Each such Transaction Agreement to which Purchaser is a party constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.3 Purchaser Common Stock3.4 . Upon consummation of the transactions contemplated by this Agreement in accordance with the terms hereof, the shares of Restricted Stock shall be duly authorized, validly issued, fully paid and nonassessable.

4.	SURVIVAL; INDEMNIFICATION.

4.1 Survival. All of representations, warranties, covenants and other agreements of Purchaser and Seller contained in this Agreement or in any instrument delivered pursuant to this Agreement will survive until [***] following the applicable statute of limitations or until such performance is complete, as applicable.

4.2 Indemnification. Seller will hold harmless and indemnify each of Purchaser and its Affiliates (collectively, the “Indemnitees”) from and against, and will compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise suffer or incur at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with (i) any breach of a representation or warranty of Seller contained in this Agreement or any of the Transaction Agreements or (ii) any breach of a covenant of Seller contained in this Agreement or any of the Transaction Agreements.

5.	MISCELLANEOUS PROVISIONS.

5.1 Confidentiality. Unless required by a Legal Requirement, no press release or other publicity concerning any of the Transactions will be issued or otherwise disseminated by or on behalf of Seller or Purchaser without the prior written consent of the other party hereto, and each party will continue to keep the existence and terms of this Agreement and the other related agreements contemplated by this Agreement strictly confidential.

5.2 Further Assurances. Each party to this Agreement will execute and cause to be delivered to each other party to this Agreement such instruments and other documents, and will take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions and putting Purchaser in possession and control of all of the Assets.

5.3 Fees and Expenses. Each party to this Agreement will bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are in the future incurred by, on behalf of, or for the benefit of, such party in connection with the Transactions.

5.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement will be in writing and will be deemed properly delivered, given and received when delivered (by hand, by registered mail, email, by courier or express delivery service or by facsimile) to the address, email or facsimile telephone number set forth beneath the name of such party below (or to such other address, email or facsimile telephone number as such party will have specified in a written notice given to the other parties to this Agreement):

if to Purchaser:

MapLight Therapeutics, Inc.

510 2nd Street

Suite 200

San Francisco, CA 94107

Attn: Chris Kroeger

Email: [***]

With a copy, which shall not constitute notice, to:

Cooley LLP

11951 Freedom Drive

14th Floor

Reston, VA 20190

Attn: Christian Plaza

Email: [***]

if to Seller:

NeuroSolis, Inc.

566 Troy Drive

Madison, WI 53704

Attn: Joseph Beck

Email: [***]

With a copy, which shall not constitute notice, to:

[***]

[***]

Attn: Michael Hendrickson

Email: [***]

5.5 Headings. The bold headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement.

5.6 Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

5.7 Governing Law. This Agreement will be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

5.8 Successors and Assigns; Parties In Interest. This Agreement will be binding upon and will inure to the benefit of Seller, Purchaser, and their respective successors and assigns (if any). No party will be permitted to assign any of its rights or delegate any of his or its obligations under this Agreement without the other parties’ prior written consent; provided, that Purchaser may assign or transfer its rights or obligations under this Agreement in the event of a merger, consolidation, corporate reorganization, change of control transaction, acquisition or sale of all or substantially all of Purchaser’s assets or equity without the other parties’ prior written consent. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any).

5.9 Remedies Cumulative; Specific Performance. The rights and remedies of the parties to this Agreement will be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any Breach or threatened Breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party will be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such Breach or threatened Breach.

5.10 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, will operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person will be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.

5.11 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered by Purchaser and Seller.

5.12 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties to this Agreement agree that the court making such determination will have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties to this Agreement agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

5.13 Entire Agreement. This Agreement and the other agreements referred to in this Agreement set forth the entire understanding of the parties relating to the subject matter of this Agreement and the other agreements referred to in this Agreement and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter of this Agreement and the other agreements referred to in this Agreement.

5.14 Knowledge. For purposes of this Agreement, a Person will be deemed to have “knowledge” of a particular fact or other matter if such Person has actual knowledge of such fact or other matter or if any officer, director, manager or member of such Person has actual knowledge of such fact or other matter.

5.15 Construction. For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders. The parties to this Agreement agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

[SIGNATURE PAGE FOLLOWS]

The parties to this Agreement have caused this Agreement to be executed and delivered as of the date first written above.

SELLER:

NEUROSOLIS, INC.

By:	/s/ Michael Hendrickson
Name: Michael Hendrickson
Title: Chief Executive Officer

PURCHASER:

MAPLIGHT THERAPEUTICS, INC.

By:	/s/ Christphopher A. Kroeger
Name: Christopher A. Kroeger, M.D.
Title: Chief Executive Officer

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

Schedule 1.1

ASSETS

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1

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

Affiliate. “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

Agreement. “Agreement” shall mean the Asset Purchase Agreement to which this Exhibit A is attached, as it may be amended from time to time.

Breach. There will be deemed to be a “Breach” of a representation, warranty, covenant, obligation or other provision if there is or has been any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision; and the term “Breach” will be deemed to refer to any such inaccuracy, breach or failure.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contract. “Contract” shall mean any written or oral agreement, contract, subcontract, settlement agreement, lease, sublease, instrument, permit, concession, franchise, binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment or undertaking of any nature.

Covered Product. “Covered Product” shall mean a product the sale of which would, in the absence of ownership of or a license to an Acquired Patent, infringe one or more Valid Claims of such Acquired Patent.

Damages. “Damages” shall mean any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, restriction on transfer, restriction on the receipt of any income derived from any asset, restriction on the use of any asset, and restriction on the possession, exercise or transfer of any other attribute of ownership of any asset.

2

FDA. “FDA” shall mean the United States Food and Drug Administration or any successor agency thereto.

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Governmental Authorization. “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any agreement with any Governmental Body.

Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

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Intellectual Property Rights. “Intellectual Property Rights” shall mean collectively: (a) all United States and non-United States registered, unregistered and pending: (i) trade names, trade dress, trademarks, service marks, assumed names, business names and logos, internet domain names, Know-How and URLs and all registrations and applications therefor, and the goodwill symbolized thereby; (ii) copyrights, and all registrations and applications therefor; and (iii) patents and patent applications, and all registrations and applications therefor; and (b) all: (i) computer software; (ii) trade secrets; (iii) websites and webpages and related items, and all intellectual property and proprietary rights incorporated therein, and all rights to sue for and all remedies resulting from, for past, present and future infringement, misappropriation, or other violation of the foregoing.

“Know-How” means any and all trade secrets, data, technical information, know-how, processes, procedures, compositions, devices, methods, assays, formulas, protocols, techniques, designs, specifications, chemical and biological materials, test data (including pharmacological, toxicological, pre-clinical and clinical information and test data), analytical and quality control data (including drug stability data), and manufacturing technology and data (including formulation data).

Legal Proceeding. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

3

Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

Liability. “Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

[***]

Order. “Order” shall mean any current or proposed: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) contract with any Governmental Body entered into in connection with any Legal Proceeding.

[***]

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Person. “Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, association, organization, Governmental Body or other entity.

Program. “Program” shall mean (a) Seller’s proprietary molecules that are M1/M4 agonists and (b) Seller’s program for the identification, research and development of molecules that modulate the activity of the muscarinic M1 receptor or the muscarinic M4 receptor, including Covered Products.

Tax. “Tax” or “Taxes” shall mean any U.S. federal, state or local or non-U.S. tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

4

Transaction Agreements. “Transaction Agreements” will mean this Agreement, the Bill of Sale and the Patent Assignment Agreement.

Transactions. “Transactions” shall mean (a) the execution and delivery of this Agreement and (b) all of the transactions contemplated by this Agreement, including (i) the sale and transfer of the Assets by Seller to Purchaser in accordance with this Agreement and (ii) the performance by Seller, Purchaser of their respective obligations under this Agreement, and the exercise by Seller, Purchaser of their respective rights under this Agreement.

Securities Act. “Securities Act” shall mean Securities Act of 1933, as amended.

Valid Claim. “Valid Claim” shall mean a claim of an issued and unexpired patent that has not been revoked or held unenforceable, unpatentable, or invalid by a decision of a court or other Governmental Body of competent jurisdiction that is not appealable or has not been appealed within the time allowed for appeal, and that has not been abandoned, disclaimed, denied, or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer, or otherwise.

5

EXHIBIT B

BILL OF SALE

This Bill of Sale is made as of June 18, 2020 from NeuroSolis, Inc., a Wisconsin corporation (“Seller”), to MapLight Therapeutics, Inc., a Delaware corporation (“Purchaser”).

RECITALS:

WHEREAS, Seller and Purchaser have entered into an Asset Purchase Agreement, dated as of the date hereof (the “Asset Purchase Agreement”).

WHEREAS, pursuant to the Asset Purchase Agreement, Seller has agreed to sell, transfer, assign, convey and deliver to Purchaser, and Purchaser has agreed to purchase and accept, the Assets.

In consideration of the agreements contained herein and in the Asset Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1. Conveyance of Assets. Seller hereby sells, transfers, assigns, conveys and delivers all of Seller’s right, title and interest in, to and under all Assets, to have and to hold such Assets and all of Seller’s rights, titles and interests therein with all appurtenances thereto, unto Purchaser, its successors and assigns forever.

2. Limited Power of Attorney. To protect and secure Purchaser’s interest in the Assets, Seller hereby grants to Purchaser a limited irrevocable power of attorney to institute and prosecute in the name of the Seller any proceedings involving any of the Assets which may be necessary in order to collect, assert or enforce any interests in the Assets, defend any and all actions, suits or proceedings involving any of the Assets, and take any other acts with regard to the Assets. This power of attorney is coupled with an interest.

3. Additional Rights and Obligations. This Bill of Sale is being entered into and delivered pursuant to and subject to the terms and conditions set forth in the Asset Purchase Agreement, additional rights and obligations of the parties are expressly provided for therein, and the execution and delivery of this Bill of Sale shall not impair, diminish or expand any of the rights or obligations of any of the parties to the Asset Purchase Agreement, as set forth therein. In the event of a conflict between the terms of this Bill of Sale and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall control.

4. Further Assurances. From time to time following the Closing, Seller and Purchaser shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and aquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to Purchaser and its respective successors or assigns, all of the assets, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Purchaser under the Asset Purchase Agreement and this Bill of Sale, and to assure fully to Seller and its Affiliates and their respective successors and assigns, and to otherwise make effective the transactions contemplated hereby and thereby.

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5. Governing Law. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State, without giving effect to any choice of law principles.

6. Binding Effect. This Bill of Sale shall be binding upon and inure to the benefit of Seller and its successors and permitted assigns. Nothing in this Bill of Sale shall create or be deemed to create any third-party beneficiary rights in any Person except for Seller and as provided below. No assignment of this Bill of Sale or of any rights or obligations hereunder may be made by Seller or Purchaser (by operation of law or otherwise) without the prior written consent of Seller and Purchaser, and any attempted assignment without the required consents shall be void ab initio. Upon any such permitted assignment, the references in this Bill of Sale to Seller shall also apply to any such assignee unless the context otherwise requires.

7. Delivery. No person will raise the use of a facsimile, portable document format (pdf), or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile, portable document format or email as a defense to the formation or enforceability of a contract, and each such Party forever waives any such defense.

8. Definitions. Capitalized terms not expressly defined in this Bill of Sale shall have the meanings assigned to them in the Asset Purchase Agreement.

[Signature Page to Follow]

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IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the date first written above.

SELLER:

NEUROSOLIS, INC.

By:	/s/ Michael Hendrickson
Name:	Michael Hendrickson
Title:	CEO

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EXHIBIT C

Patent Assignment Agreement

ASSIGNMENT OF PATENTS

This ASSIGNMENT OF PATENTS, dated as of June 18, 2020, is executed by NeuroSolis, Inc., a Wisconsin corporation (the “Seller”) and delivered to MapLight Therapeutics, Inc., a Delaware corporation (the “Purchaser”). All capitalized terms used and not defined herein shall have the meanings ascribed to them in the APA referred to below.

WHEREAS, Seller is the owner of certain Acquired Patents (as set forth in Schedule 1.1 attached to the APA and reproduced at the end of this Assignment of Patents); and

WHEREAS, pursuant to that certain Asset Purchase Agreement between Purchaser and Seller, dated as of June 18, 2020 (the “APA”), Seller has agreed to sell, assign, transfer, convey and deliver to Purchaser all right, title and interest in, to and under the Acquired Patents.

NOW, THEREFORE, in consideration of the foregoing premises and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment of Patents. Seller hereby sells, assigns, transfers and delivers to Purchaser, and Purchaser hereby accepts, all right, title and interest that exist today or may exist in the future in, to and under the Acquired Patents, the inventions disclosed in the Acquired Patents and in and to all letters patent and other patent rights of the United States of America and all other jurisdictions which may or shall be granted on said inventions, or any parts thereof, or any divisional, continuations, continuing prosecution applications, requests for continuing examinations, reexaminations, extensions, reissue or other applications based in whole or in part on said inventions or Acquired Patents, all rights to apply in any or all countries of the world for patents, certificates of invention, utility models, industrial design protections, design patent protections, or other governmental grants or issuances related to any of the Acquired Patents, and the right to all causes of action (known, unknown, currently pending, filed, or otherwise) and other enforcement rights including the ability to recover damages, obtain injunctive relief, and/or any other remedies available for past, present or future infringement and all rights to collect royalties and other payments under or on account of any of the Acquired Patents, free and clear of all Encumbrances).

2. Recording of Patent Assignment. Seller does hereby request and authorize the U.S. Patent and Trademark Office, and, as appropriate, and all other corresponding patent offices or authorities of other jurisdictions to issue letters patent, certificates of invention, utility models, or other governmental grants or issuances that may be granted upon any of the Acquired Patents and the inventions disclosed in the Acquired Patents to Purchaser or Purchaser’s nominee, successor or assign.

3. Further Assurances. Seller agrees to execute all specific assignments, oaths, declarations, deeds or other instruments, and to do all acts necessary or proper, in each case, that are reasonably requested by Purchaser, (a) to transfer to Purchaser the Acquired Patents and the inventions disclosed in the Acquired Patents, (b) to secure the grant of letters patent on the Acquired Patents and the inventions disclosed in the Acquired Patents, in the United States of America and in all other jurisdictions, to Purchaser or Purchaser’s nominee, and (c) to vest and confirm therein the legal title to all such patent rights.

4. APA. This Assignment of Patents is entered into pursuant to and is subject in all respects to all of the terms, provisions and conditions of the APA, and nothing herein shall be deemed to modify any of the representations, warranties, covenants and obligations of the parties thereunder.

5. Interpretation. In the event of any conflict or inconsistency between the terms, provisions and conditions of this Assignment of Patents and the APA, the terms, provisions and conditions of the APA shall govern.

6. Governing Law. This Assignment of Patents shall be governed by and construed under and in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof or any other principle that could result in the application of the laws of any other jurisdiction.

7. Counterparts. This Assignment of Patents may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute a single agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, Seller has caused this Assignment of Patents to be duly executed as of the date first above written.

NeuroSolis, Inc.

By:	/s/ Michael Hendrickson
Name:	Michael Hendrickson
Title:	CEO

 State of ______________________)

   ) ss.

 County of_____________________)

On ________________________, before me, _____________________________, Notary Public, personally appeared _______________________________________, who proved to me on the basis of satisfactory evidence, to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

 WITNESS my hand and official seal.

 ________________________________________

Signature of Notary Public	Place Notary Seal Above

 My Commission Expires: ____________________

ACCEPTED:

MapLight Therapeutics, Inc.

By:	/s/ Chris Kroeger
Name:	Chris Kroeger
Title:	CEO

 State of ______________________)

   ) ss.

 County of_____________________)

On ________________________, before me, _____________________________, Notary Public, personally appeared _______________________________________, who proved to me on the basis of satisfactory evidence, to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

 WITNESS my hand and official seal.

 ________________________________________

Signature of Notary Public	Place Notary Seal Above

 My Commission Expires: ____________________

Schedule 1.1 Acquired Patents

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